Nutrastar Announces First Quarter 2012 Results

Sales of Its Unique Premium Consumer Products up 18.4%; Gross Margin Remains Strong at 74.1%

Harbin, China, May 15, 2012-- Nutrastar International Inc. (OTCBB: NUIN; "Nutrastar" or the "Company"), a leading producer and supplier of premium branded consumer products, including commercially cultivated Cordyceps Militaris (“Cordyceps”), functional health beverages and organic and specialty foods, today announced its financial results for the quarter ended March 31, 2012.

Financial Highlights for the Quarter Ended March 31, 2012

  Net revenue increased 18.4% to $6.86 million, as compared to $5.80 million in the quarter ended March 31, 2011.
  Gross profit increased 14.8% to $5.08 million, up from $4.43 million in the comparable 2011 quarter, representing a gross margin of 74.1%.
  Net income was $2.95 million, as compared to $3.01 million in Q1 2011.
  Basic and diluted EPS were $0.19 and $0.18, respectively, with 15.36 million basic shares and 16.51 million diluted shares outstanding.

Ms. Lianyun Han, CEO of Nutrastar, commented, “We are pleased with our performance in the first quarter, ending it with improved sales across all of our product lines, a strong bottom line and a very robust balance sheet. Demand grew across all of our premium consumer product lines. Sales of Cordyceps increased 7.4%, beverages grew 271.5% and organic and specialty foods rose 13.4%, as over the comparable 2011 period. As expected, we saw a slight decline in the gross margin to 74.1% from 76.4% in the first quarter of 2011 due to an increase in sales from our beverage products which have a higher cost of production than our other consumer products.”

Ms. Han continued, “Throughout Q1, we made progress further broadening our market presence via marketing initiatives, and expanding our production capacity. We also made headway growing our premium consumer product portfolio with the upcoming addition of a new Cordyceps instant soluble drink powder and an infused alcohol product. We expect to see revenue from these products upon their introduction to the market and are very excited about the potential opportunities these products will afford us and our shareholders down the road.”

As for Q2 and remainder of 2012, Ms. Han stated, “Expansion in both capacity and product offering is expected to stay on track and at the forefront of our operational and business development initiatives.” Ms. Han added, “We look forward to launching new premium products to the market which we expect, like our entire existing product lines, will be well received within China’s growing mass consumer market.”

Financial Position as of March 31, 2012

The Company had cash and cash equivalents totaling $57.00 million or $3.45 per diluted share, total assets of approximately $78.51 million or $4.75 per diluted share, working capital of $55.86 million or $3.38 per diluted share, and stockholders' equity of $75.28 million. Net cash generated from operating activities during the quarter ended March 31, 2012 was $2.39 million.

Outlook for the Year Ending December 31, 2012

Based on management’s current expectations, it is believed that revenue will be in the range of $40 million to $44 million, representing an approximate top line increase of 17% to 29% year over year.

For more information regarding Nutrastar’s financial performance during the quarter ended March 31, 2012, please refer to the Quarterly Report on Form 10-Q to be filed with the Securities and Exchange Commission on or about May 15, 2012. Management is available to discuss the financial results with investors should they have any questions. To arrange a call with the management team, please contact Investor Relations at 305-918-7000.

About Nutrastar International Inc.

Nutrastar is a China based leading producer and supplier of premium branded consumer products including commercially cultivated Cordyceps Militaris, functional health beverages as well as specialty and organic foods. Cordyceps Militaris is one of the most highly regarded herbal nutrients in Traditional Chinese Medicine. The Company is headquartered in Harbin, capital of Heilongjiang Province, with 332 employees, including 21 in R&D, and 149 in sales and marketing. The products of Nutrastar are sold throughout China via a sales and distribution network that covers more than 10 provinces. More information may be found at http://www.nutrastarintl.com/ or e-mail: ir@nutrastarintl.com

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Safe Harbor Statement

This news release contains “forward-looking statements” relating to the business of Nutrastar International Inc., its subsidiaries and other affiliate companies. All statements, other than statements of historical fact included herein are "forward-looking statements" including statements concerning plans, objectives, goals, strategies, future events or performance, and underlying assumptions and other statements that are other than statements of historical facts. These forward-looking statements are often identified by the use of forward-looking terminology such as "believes," "expects" or similar expressions. These statements are subject to uncertainties and risks including, but not limited to, product and service demand and acceptance, changes in technology, economic conditions, the impact of competition and pricing, government regulation, and other risks contained in reports filed by the Company with the Securities and Exchange Commission. All forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by these factors. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Other than as required under the securities laws, the Company does not assume a duty to update any forward-looking statements to reflect events or circumstances after the date hereof.

For more information, please contact:

Howard Gostfrand
American Capital Ventures
Tel: +1-305-918-7000
Email: info@amcapventures.com

NUTRASTAR INTERNATIONAL INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME
(Unaudited)
(AMOUNTS EXPRESSED IN US DOLLARS)

	For the Three Months Ended
	March 31,
	2012	2011
NET REVENUE	$6,861,018	$5,796,242

Cost of goods sold	(1,778,568)	(1,369,800)

GROSS PROFIT	5,082,450	4,426,442

Selling expenses	(382,358)	(409,873)
General and administrative expenses	(664,705)	(521,326)

Income from operations	4,035,387	3,495,243

Other income (expenses):
Interest income	67,218	39,829
Foreign exchange differences	2,404	22,921
Change in fair value of warrants	(4,029)	392,191
Total other income (expenses)	65,593	454,941

Income before income taxes	4,100,980	3,950,184

Provision for income taxes	(1,151,402)	(942,413)

NET INCOME	2,949,578	3,007,771

OTHER COMPREHENSIVE INCOME:
Foreign currency translation adjustments	79,753	512,009

COMPREHENSIVE INCOME	$3,029,331	$3,519,780

Earnings per share
Basic	$0.19	$0.20
Diluted	$0.18	$0.18

Weighted average number of shares outstanding
Basic	15,361,458	14,513,470
Diluted	16,512,858	16,274,183

NUTRASTAR INTERNATIONAL INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(AMOUNTS EXPRESSED IN US DOLLARS)

	March 31,	December 31,
	2012	2011
	(Unaudited)
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$56,996,050	$54,556,329
Restricted cash	-	4,170
Accounts receivable	90,530	82,516
Inventories	1,331,661	898,871
Prepayments and other receivables	677,853	1,194,466
Total current assets	59,096,094	56,736,352
OTHER ASSETS
Intangible assets, net	1,907,500	2,024,593
Property, plant and equipment, net	12,217,888	12,395,567
Construction in process	5,293,097	5,271,609

Total assets	$78,514,579	$76,428,121
LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
Accounts payable	$-	$6,339
Other payables and accruals	1,113,875	1,064,045
Taxes payable	1,493,787	2,585,738
Due to a related party	80,723	80,648
Preferred stock dividend payable	396,683	529,851
Warrants liabilities	148,440	144,411
Total current liabilities	3,233,508	4,411,032
Total liabilities	3,233,508	4,411,032
COMMITMENTS AND CONTINGENCIES (Note 19)
STOCKHOLDERS' EQUITY
Preferred Stock, $0.001 par value, (1,000,000 shares authorized, 113,620 shares and 147,820 shares issued and outstanding, respectively; aggregate liquidation preference amount: $3,181,360 and $4,138,960, plus accrued but unpaid dividend of $396,683 and $529,851, at March 31, 2012 and December 31, 2011, respectively)	2,591,236	3,371,206
Common stock, $0.001 par value, 190,000,000 shares authorized 15,400,511 shares issued and 15,395,850 shares outstanding at March 31, 2012; 14,962,631 shares issued and 14,957,970 shares outstanding at December 31, 2011	15,401	14,963
Additional paid-in capital	18,259,607	17,180,280
Treasury stock, at cost, 4,661 shares of common stock as of March 31, 2012 and December 31, 2011	(9,553)	(9,553)
Statutory reserves	3,407,481	3,076,552
Retained earnings	45,720,579	43,167,074
Accumulated other comprehensive income	5,296,320	5,216,567
Total stockholders' equity	75,281,071	72,017,089

Total liabilities and stockholders' equity	$78,514,579	$76,428,121

NUTRASTAR INTERNATIONAL INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(AMOUNTS EXPRESSED IN US DOLLARS)

	For the Three Months Ended
	March 31,
	2012	2011
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$2,949,578	$3,007,771
Adjustments to reconcile net income to cash provided by operating activities:
Change in fair value of warrants	4,029	(392,191)
Depreciation and amortization	309,252	263,838
Share-based compensation expense	101,483	92,753
(Increase) decrease in assets:
Accounts receivable	(7,911)	144,759
Inventories	(430,950)	(40,953)
Prepayments and other receivables	516,790	230,979
Increase (decrease) in liabilities:
Accounts payable	(6,332)	24,756
Other payables and accruals	48,578	(61,212)
Taxes payable	(1,092,388)	552,406
Net cash provided by operating activities	2,392,129	3,822,906

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property, plant and equipment and construction in progress	(15,927)	(1,168)
Net cash used in investing activities	(15,927)	(1,168)

CASH FLOWS FROM FINANCING ACTIVITIES:
Decrease in restricted cash	4,170	44,650
Net cash provided by financing activities	4,170	44,650

Foreign currency translation adjustment	59,349	391,926

INCREASE IN CASH AND CASH EQUIVALENTS	2,439,721	4,258,314
CASH AND CASH EQUIVALENTS, at the beginning of the period	54,556,329	40,758,848

CASH AND CASH EQUIVALENTS, at the end of the period	$56,996,050	$45,017,162

NON-CASH TRANSACTIONS
Preferred stock and dividend converted into common stock	$978,282	$673,351
Share-based payment – IR warrants	-	22,359
Preferred stock dividend payable	65,144	181,181
Share-based payment to officers and directors under equity incentive plan	101,483	92,753
SUPPLEMENTAL DISCLOSURE INFORMATION
Income taxes paid	$1,899,301	$215,317